                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Software AG Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

               [LOGO OF SOFTWARE AG SYSTEMS, INC. APPEARS HERE]
                          11190 SUNRISE VALLEY DRIVE
                            RESTON, VIRGINIA 20191

                                                          April 13, 1998

To the Stockholders of Software AG Systems, Inc.:

  You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Software AG Systems, Inc. (the "Company"). The Annual Meeting will be held on Monday, May 18, 1998, at 10:00 a.m., local time, in the Washingtonian I Room of the Westfields Marriott, located at 14750 Conference Center Drive, Chantilly, Virginia.

  The actions expected to be taken at the Annual Meeting are described in detail in the attached Proxy Statement for the Annual Meeting of Stockholders ("Proxy Statement") and Notice of Annual Meeting of Stockholders.

  Included with the Proxy Statement is a copy of the Company's Annual Report to Stockholders and Annual Report on Form 10-K for fiscal year 1997. We encourage you to read the Annual Report and Form 10-K. They include information on the Company's operations, markets, products and services, as well as the Company's audited financial statements.

  This is our first Annual Meeting since completing the Company's initial public offering. We have had an exciting and eventful year and look forward to reviewing our accomplishments with our stockholders. Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters acted upon at the Annual Meeting.

  We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Daniel F. Gillis

                                          DANIEL F. GILLIS
                                          President and Chief Executive
                                           Officer

-------------------------------------------------------------------------------

               [LOGO OF SOFTWARE AG SYSTEMS, INC. APPEARS HERE]
                          11190 SUNRISE VALLEY DRIVE
                            RESTON, VIRGINIA 20191
                                (703) 860-5050

-------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 18, 1998

-------------------------------------------------------------------------------

To the Stockholders of Software AG Systems, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Software AG Systems, Inc. (the "Company") will be held on Monday, May 18, 1998, at 10:00 a.m., local time, in the Washingtonian I Room at the Westfields Marriott located at 14750 Conference Center Drive, Chantilly, Virginia for the following purposes:

    1. To elect two (2) directors of the Company to a term of three years and until their successors have been elected and qualified.

    2. To consider and approve the adoption of the Company's Employee Stock Purchase Plan.

    3. To consider and ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the current fiscal year.

    4. To transact any other business that may properly come before the Annual Meeting.

  A proxy card and proxy statement for the Annual Meeting are enclosed.

  Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Only stockholders of record at the close of business on March 20, 1998 are entitled to notice of and to vote at the Annual Meeting or any continuation or adjournment thereof.

  You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ James H. Daly

                                          JAMES H. DALY
                                          Vice President, General Counsel
                                          & Secretary

Reston, Virginia
April 13, 1998


 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

-------------------------------------------------------------------------------
                           SOFTWARE AG SYSTEMS, INC.
                          11190 SUNRISE VALLEY DRIVE
                            RESTON, VIRGINIA 20191
                                (703) 860-5050
-------------------------------------------------------------------------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 18, 1998
-------------------------------------------------------------------------------

                                    GENERAL
-------------------------------------------------------------------------------

  The accompanying proxy is hereby solicited on behalf of the Board of Directors of Software AG Systems, Inc. (the "Board"), a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") or any adjournment or adjournments thereof. The Annual Meeting will be held on May 18, 1998, at 10:00 a.m., local time, in the Washingtonian I Room of the Westfields Marriott located at 14750 Conference Center Drive, Chantilly, Virginia. The principal executive offices of the Company are located at 11190 Sunrise Valley Drive, Reston, Virginia 20191, and the Company's telephone number is (703) 860-5050.

  Only holders of record of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 20, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 29,515,000 shares of Common Stock outstanding ("Outstanding Shares") and entitled to vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the Outstanding Shares (i.e., at least 14,757,501 shares) will constitute a quorum for the transaction of business at the Annual Meeting. This Proxy Statement, the accompanying proxy, the Company's 1997 Annual Report to Stockholders and the Company's Annual Report on Form 10-K are first being mailed to stockholders on or about April 13, 1998. The Company's Annual Report to Stockholders and Annual Report on Form 10-K contains the information required by and satisfies Rule 14a-3 of the Proxy Rules of the Rules of the Securities and Exchange Commission (the "Commission").

-------------------------------------------------------------------------------

                    VOTING RIGHTS, REVOCABILITY OF PROXIES
                          AND SOLICITATION OF PROXIES
-------------------------------------------------------------------------------

  Stockholders are entitled to one vote for each share of Common Stock held. Shares of Common Stock may not be voted cumulatively.

  Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it before it is exercised. Unless revoked, the shares represented by a properly executed proxy will be voted at the Annual Meeting and all adjournments thereof. A proxy may be revoked by giving written notice to the Secretary of the Company at the above address prior to the Annual Meeting, by delivery of a later dated proxy that is signed by the person who signed the earlier proxy to the Secretary of the Company at the Annual Meeting prior to a vote being taken on a particular proposal at the Annual Meeting, or by attendance at the Annual Meeting and voting in person.

  If the enclosed proxy form is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" each nominee proposed by the Board of Directors, "FOR" the Company's Employee Stock Purchase Plan and "FOR" the ratification of the selection of independent public accountants. The duly appointed proxies may, at their discretion, vote upon such other matters as may properly come before the Annual Meeting.

  The expenses of soliciting your proxy, including the expenses of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the Company through certain directors, officers, and other employees of the Company by personal interview, telephone, or facsimile. The Company will pay no additional compensation to such persons for such solicitation. The Company will request persons, firms, corporations, brokers and nominees who hold shares of Common Stock in their names or in the names of their nominees which shares are beneficially owned by others, to furnish proxy material to and obtain proxies from the beneficial owners of the shares and will reimburse such holders for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. The Company has engaged the services of Corporate Investors Communications, Inc. for the purpose of assisting in the solicitation of proxies at a cost of approximately $1,000 plus the reimbursement of certain expenses.

-------------------------------------------------------------------------------

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
-------------------------------------------------------------------------------

  Executive officers of the Company are eligible to participate in the Company's proposed Employee Stock Purchase Plan and may purchase the Company's Common Stock at a discount from its fair market value pursuant to the terms and limits set forth in the Employee Stock Purchase Plan. Mr. Gillis, who is named herein as a nominee for election as a director, is eligible to participate in the Employee Stock Purchase Plan in his capacity as the President and Chief Executive Officer of the Company, however, currently, Mr. Gillis is precluded from participating due to Section 423(b)(3) of the Internal Revenue Code of 1986, as amended. Approval of the Employee Stock Purchase Plan is being sought through Proposal No 2.

-------------------------------------------------------------------------------

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

  The Company's Bylaws, as amended (the "Bylaws"), provide for the Company's Board to be comprised of six (6) directors. Pursuant to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board is divided into three (3) classes, as nearly equal in number as reasonably possible, with terms currently expiring at this Annual Meeting ("Class I"), the annual meeting of stockholders to be held in 1999 ("Class II") and the annual meeting of stockholders to be held in 2000 ("Class III").

  The Board has nominated each of Daniel F. Gillis and Dr. Philip S. Dauber, the incumbent Class I directors, to serve as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2001 and until the election and qualification of his successor.

  The proxies solicited hereby will be voted for the election of the two nominees recommended by the Board, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that either of the nominees for election as a director will not be a candidate or will be unable to serve if elected. However, if any nominee for any reason is unable to serve or will not serve, the shares of Common Stock represented by proxies may be voted for such substitute nominee as the Board, in its discretion, may designate.

EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------

  The following sets forth certain information regarding the nominees for election to the Board, the other directors who will continue in office for the remainder of their terms and the executive officers of the Company. Pursuant to the Company's Certificate of Incorporation, the Board is divided into three classes. Mr. Gillis and Dr. Dauber are in Class I, Dr. Konigs and Mr. Lucente are in Class II and Mr. Rickertsen and Dr. Stern are in Class III. Commencing with the Annual Meeting, directors elected to succeed those directors whose terms have expired at an annual meeting of stockholders shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All ages set forth below are as of April 13, 1998.

  Derek M. Brigden, age 46, has served as Vice President--Operations and Chief Information Officer of the Company since April 1997. He has been Vice President--Operations and Chief Information Officer of Software AG Americas, Inc., a wholly owned subsidiary of the Company ("Software Americas"), since December 1990.

  James H. Daly, age 54, has served as Vice President and General Counsel of the Company since April 1997 and as Secretary of the Company since 1992. Mr. Daly also has served as Vice President, General Counsel and Secretary of Software Americas since May 1991.

  Dr. Philip S. Dauber, age 57, has served as a director of the Company since April 1997. Dr. Dauber's term as a director of the Company expires at the Annual Meeting. Dr. Dauber is an independent consultant providing services to several companies including IQI, Inc., a telemarketing firm, where he served as acting President from February 1997 through August 1997. Before becoming an independent consultant, Dr. Dauber served as a Senior Vice President of Unisys Corporation from 1981 to 1987 during which time he was also Chairman and Chief Executive Officer of Memorex, Inc., a wholly owned subsidiary of Unisys Corporation. Before joining Unisys Corporation, Dr. Dauber was employed by IBM from 1965 to 1981 and served as secretary of its Corporate Management Committee from 1980 to 1981.

  Daniel F. Gillis, age 51, has served as President and Chief Executive Officer of the Company and Software Americas since May 1996. He also has served as a director of the Company since February 1997. Mr. Gillis' term as director of the Company expires at the Annual Meeting. Previously, Mr. Gillis served as Senior Vice President of U.S. Sales of Software Americas from April 1995 to May 1996 and as Vice President of Federal Systems Sales of Software Americas from January 1995 to March 1995. From August 1994 to January 1995, he was a private consultant. From May 1987 through August 1994, he was Executive Vice President at Falcon Microsystems Inc., a computer products reseller and systems integrator.

  Timothy L. Hill, age 39, has served as Vice President--Marketing of the Company since August 1997. Previously, Mr. Hill served from July 1994 through July 1997 as Vice President, Worldwide Marketing & Sales for Iomega Corporation, a manufacturer of computer storage products. From August 1993 through July 1994, Mr. Hill served as Vice President, Marketing for Falcon Microsystems Inc. From January 1988 to August 1993, Mr. Hill was Director of Marketing & Sales, Consumer Business Division, at Gates Energy Products, a manufacturer of consumer and commercial rechargeable battery products.

  Dr. Erwin Koenigs, age 48, has served as a director of the Company since December 1996 and was Chairman of the Board of the Company from December 1996 through March 1997. Dr. Koenig's term as a director of the Company expires at the annual meeting of stockholders to be held in 1999. Dr. Koenigs has served as Chairman of the Board of Software AG, a German software company ("SAG"), since September 1996 and Chief Executive Officer of SAG since November 1996. Until March 31, 1997, the Company was a wholly owned subsidiary of SAG. From April 1989 to November 1996, Dr. Koenigs was Chief Executive Officer of Linotype-Hell AG in Eschborn, Germany, a supplier of prepress and publishing technology.

  David S. Linthicum, age 35, has served as Chief Technology Officer of the Company since December 1997. Prior to joining the Company, Mr. Linthicum served from June 1997 to December 1997 as Senior Manager in the Center of Technology Enablement for Ernst & Young LLP. From April 1995 to June 1997, Mr. Linthicum served as Senior Manager, Systems Integration Practice at AT&T. From December 1990 to April 1995, Mr. Linthicum was Technical Director, Treasury Department for Mobil Oil Corporation.

  Edward E. Lucente, age 58, has served as a director of the Company since April 1997. Mr. Lucente's term as a director of the Company expires at the annual meeting of stockholders to be held in 1999. Since January 1998, Mr. Lucente has served as President and Chief Executive Officer of QMS, Inc. From May 1995 to January 1998, Mr. Lucente served as the Chief Executive Officer and President of Liant Software Corporation, a software development company. Previously, he was a marketing consultant from May 1994 until April 1995, and Executive Vice President of Sales and Marketing of Digital Equipment Corporation, a computer hardware, software and services company, from March 1993 through April 1994. From February 1991 until March 1993,

Mr. Lucente was a Member of the Executive Office of Northern Telecom Limited, a supplier of digital telecommunications systems, serving from January 1992 until March 1993 as an Executive Vice President of Northern Telecom Limited. Mr. Lucente currently serves as a director of QMS, Inc. and Information Resources, Inc.

  Harry K. McCreery, age 51, has served as Vice President, Treasurer and Chief Financial Officer of the Company since April 1997. He has also served as Treasurer of Software Americas since May 1991, Chief Financial Officer of Software Americas since June 1989 and Chief Information Officer of Software Americas from June 1989 to December 1990.

  Carl J. Rickertsen, age 38, has served as Chairman of the Board of the Company since April 1997. Mr. Rickertsen's term as a director of the Company expires at the annual meeting of stockholders to be held in 2000. Mr. Rickertsen is also a member of TC Equity Partners, LLC ("TC Equity Partners") and TC Management LLC ("TC Management"), which are, respectively, the sole general partner and managing agent of Thayer Equity Investors III, L.P. ("Thayer"). Thayer is a private equity fund based in Washington, D.C. that targets investments in the information technology and services industries and its investors include corporations, pension funds and financial institutions. From September 1994 to April 1996, Mr. Rickertsen was a partner with Thayer Capital Partners, an affiliate of Thayer. Prior to that, Mr. Rickertsen acted as a private financial consultant from 1993 through August 1994, and was a partner at Hancock Park Associates, a private equity investment firm based in Los Angeles, from 1989 to 1993. Before joining Hancock Park Associates, Mr. Rickertsen was an associate at Brentwood Associates from 1987 to 1989, and worked in the high technology group at Morgan Stanley & Co., Inc. from 1983 to 1985. Mr. Rickertsen currently serves as a director of MLC Holdings, Inc.

  Dr. Paul G. Stern, age 59, has served as a director of the Company since April 1997. Dr. Stern's term as a director of the Company expires at the annual meeting of stockholders to be held in 2000. Dr. Stern is also a member of TC Equity Partners, and TC Management, which are, respectively, the sole general partner and managing agent of Thayer. In 1995, Dr. Stern joined Thayer as a co-founder. Prior to that, Dr. Stern was a Special Limited Partner at Forstmann Little & Co., a private investment firm, from June 1993 to June 1995. From March 1989 until June 1993, Dr. Stern served as Chief Executive Officer and Chairman of the Board of Northern Telecom Limited. Dr. Stern currently serves as a director of the Dow Chemical Company, The LTV Corporation and Whirlpool Corporation.

  Executive officers of the Company are elected by the Board on an annual basis and serve until the first meeting of the Board following the next annual meeting of stockholders following their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. There are no family relationships among any of the executive officers or directors of the Company.

DIRECTORS' COMPENSATION
-----------------------

  Except for grants of stock options under the Company's 1997 Stock Option Plan (the "Option Plan"), the Company's directors were not compensated during 1997 for any services provided as directors and did not receive during such fiscal year any benefits or other forms of compensation, cash or otherwise, from the Company for their service as directors. Except for grants of stock options that may be made under the Option Plan, the Company has no present plans to pay such benefits or compensation to directors. The Company reimburses directors for certain out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings.

  Both employee and non-employee directors are eligible to be granted stock options pursuant to the Option Plan. Under the Option Plan, Dr. Dauber and Mr. Lucente were each granted options to purchase 54,450 shares of the Company's Common Stock at an exercise price of $1.47 per share. The options vest in equal annual installments of 25%, with the first installment vesting March 31, 1998, and each of the subsequent installments vesting on the first, second and third anniversaries of March 31, 1998. The options will become immediately exercisable in full upon a change in control of the Company and may be partially accelerated in connection with the termination of the director's service as a director of the Company. Mr. Gillis is the President and Chief Executive Officer of the Company and is not separately compensated as a director of the Company. In fiscal year 1997, Mr. Gillis was granted stock options under the Option Plan. See "Executive Compensation--Stock Options."

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES
-------------------------------------------

  The Board met three (3) times at regularly scheduled meetings during fiscal year 1997 and during that same period acted four (4) times by unanimous written consent. The committees of the Board are an Audit Committee, a Compensation Committee, an Employee Stock Option Committee ("Stock Option Committee") and a Special Securities Committee. During their respective terms, each incumbent director has attended at least seventy-five percent (75%) of all meetings of the Board and committees of the Board on which they serve.

  Dr. Dauber and Mr. Lucente (Chairman) are presently the members of the Audit Committee. From April 1997 to October 1997, the Audit Committee was comprised of Messrs. Rickertsen and Lucente and Dr. Stern. The Audit Committee met once during fiscal year 1997. The Audit Committee has certain duties relating to the year-end audit, the Company's accounting methods and internal accounting controls and the Company's relationship with its independent public accountants, including making recommendations concerning the engagement of independent public accountants, reviewing with the Company's independent public accountants the plans and results of the audit engagement and approving professional services provided by the Company's independent public accountants.

  Mr. Rickertsen (Chairman) and Drs. Stern and Dauber are presently the members of the Compensation Committee. The Compensation Committee met three
(3) times during fiscal year 1997 and during that same period acted one time by unanimous written consent. The Compensation Committee is responsible for determining the compensation of the Company's Chief Executive Officer and other executive officers and establishing policies and guidelines regarding the compensation of other officers and employees of the Company and its subsidiaries. The Compensation Committee is also authorized to administer the Company's Option Plan, including the power to grant stock options. The Compensation Committee will also be authorized to administer the Company's Employee Stock Purchase Plan if the stockholders approve such plan.

  In February 1998, the Board created the Stock Option Committee and appointed Mr. Gillis as its sole member. Accordingly, the Stock Option Committee did not meet during fiscal year 1997. The Stock Option Committee's function is to grant stock options under the Option Plan to persons who are not (or who will not be) at the time of such grant subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, pursuant to guidelines and limitations determined by the Board. The Stock Option Committee is not authorized to grant any stock option under the Option Plan to any person who reports directly to any member of the Stock Option Committee and/or to grant any stock option under the Option Plan that covers more than 10,000 shares of Common Stock without the prior consent and approval of the Compensation Committee. All grants of stock options made by the Stock Option Committee will be reported to the Compensation Committee on a regular basis.

  The Special Securities Committee consists of Messrs. Rickertsen and Gillis. The Special Securities Committee did not meet during fiscal year 1997 but during that same period acted one time by unanimous written consent. The Special Securities Committee's function was to approve the final terms of the Company's initial public offering in November 1997 ("IPO").

  The Company does not have a standing nominating committee or other committee performing similar functions. The Board will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section
2.9 of the Company's Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to the Secretary of the Company prior to a meeting. To be timely, the notice must be delivered not later than the time for submission of a stockholder proposal as described under "Stockholder Proposals." Such notice must be accompanied by the nominee's written consent and contain information relating to the business experience and background of the nominee, and information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder.

EXECUTIVE COMPENSATION
----------------------

  SUMMARY COMPENSATION TABLE. The following table sets forth certain information concerning compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose annual salary and bonus compensation (determined as of December 31, 1997) exceeded $100,000 (collectively, the "Named Executive Officers" and individually, the "Named Executive Officer") for the fiscal years ended December 31, 1996 and 1997. The Named Executive Officers did not receive any stock option grants in 1996, hold any stock options at the end of 1996 or exercise any stock options during 1996 or 1997.

                          SUMMARY COMPENSATION TABLE

                                     Annual Compensation
                          ------------------------------------------
                                                                      Securities
Name and                                             Other Annual     Underlying       All Other
Principal Position        Year Salary($) Bonus($) Compensation($)(1) Options(#)(2) Compensation($)(3)
------------------        ---- --------- -------- ------------------ ------------- ------------------
Daniel F. Gillis(4).....  1997  275,002  340,500           --          2,392,500        194,461
 President and Chief      1996  249,039  240,500        24,000               --         179,671
 Executive Officer
Harry K. McCreery(5)....  1997  174,711  236,500           --          1,288,100        242,317
 Vice President,          1996  170,000  132,600           --                --         235,933
 Treasurer
 and Chief Financial
 Officer
Derek M. Brigden(5).....  1997  153,969  100,100           --            114,125          7,500
 Vice President           1996  150,000  101,346           --                --           7,500
 Operations
 and Chief Information
 Officer
James H. Daly(5)........  1997  149,938   97,500        30,000           114,125        169,427
 Vice President,          1996  142,000   92,300        20,208               --         159,183
 Secretary
 and General Counsel
Thomas E. Gorley(5)(6)..  1997  149,808   97,500           --            114,125          7,500
 Vice President,          1996  105,769      --         63,461               --           6,000
 Professional Services

--------
(1) Consists of sales commissions paid to the Named Executive Officer. In accordance with the rules of the Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted in the aggregate less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer during each of 1996 and 1997.
(2) All figures in this column reflect shares of Common Stock subject to options granted under the Option Plan, as adjusted by the Compensation Committee on November 17, 1997 pursuant to an antidilution provision in the Option Plan to reflect a 275-for-1 stock split effected as a stock dividend on November 17, 1997. In addition, the exercise price of stock options granted to each of Messrs. Gillis, McCreery, Brigden, Daly and Gorley on June 23, 1997, August 8, 1997 and September 24, 1997 covering all of the shares set forth in this column, was similarly adjusted by the Compensation Committee on November 17, 1997 to reflect a 275-for-1 stock split effected as a stock dividend on November 17, 1997.
(3) Unless otherwise indicated, consists of (i) amounts of deferred compensation earned and credited to deferred compensation accounts of the Named Executive Officer during 1996 and 1997, and (ii) $7,500 and $9,500 of contributions paid by the Company on behalf of the Named Executive Officer under the Company's 401(k) Plan during 1996 and 1997, respectively. See "--Deferred Compensation Agreements." The Company does not have any long-term incentive plans.
(4) Mr. Gillis served as President and Chief Executive Officer of the Company from May 6, 1996.
(5) In 1996, these individuals served as executive officers of Software Americas, a wholly owned subsidiary of the Company, and performed policy-making functions for both Software Americas and the Company.
(6) During 1997, Mr. Gorley served as Vice President--Professional Services of the Company. His employment with the Company and Software Americas was terminated on January 9, 1998.

  STOCK OPTIONS. The following table sets forth information concerning the grant of stock options to each of the Named Executive Officers in fiscal year 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants
                         ---------------------------------------------------------------------
                                           Percent of
                         Number of        Total Options
                         Securities        Granted To
                         Underlying         Employees   Exercise or
                          Options           In Fiscal   Base Price  Expiration   Grant Date
                         Granted(1)         Year 1997     ($/Sh)       Date    Present Value $
                         ----------       ------------- ----------- ---------- ---------------
Daniel F. Gillis........ 1,430,000(2)(5)      28.2          1.47     06/23/04       832,541
                           357,500(3)(6)       7.0          9.60     08/08/04       930,860
                           605,000(4)(7)      11.9         12.00     09/24/04     3,235,353
Harry K. McCreery.......   770,000(2)(5)      15.2          1.47     06/23/04       448,291
                           192,500(3)(6)       3.8          9.60     08/08/04       501,232
                           325,600(4)(7)       6.4         12.00     09/24/04     1,741,208
James H. Daly...........    68,200(2)          1.3          1.47     06/23/04        36,390
                            17,050(3)(6)        .3          9.60     08/08/04        67,027
                            28,875(4)           .6         12.00     09/24/04       118,243
Derek M. Brigden........    68,200(2)          1.3          1.47     06/23/04        36,390
                            17,050(3)(6)        .3          9.60     08/08/04        67,027
                            28,875(4)           .6         12.00     09/24/04       118,243
Thomas E. Gorley........    68,200(2)(8)       1.3          1.47     06/23/04        36,390
                            17,050(3)(6)        .3          9.60     08/08/04        67,027
                            28,875(4)(9)        .6         12.00     09/24/04       118,243

--------
(1) Unless otherwise indicated, each option granted vests at a rate of 25% per annum on each of the first, second, third and fourth anniversaries of the grant date. Options will become immediately exercisable if (i) 51% of the voting stock of the Company is beneficially owned, directly or indirectly, by any person or group of person(s) (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) together with its affiliates, excluding employee benefit plans of the Company, (ii) the stockholders of the Company approve a merger or consolidation of the Company and another entity unless the merger or consolidation results in the voting securities of the Company outstanding immediately prior thereto continue to represent at least 50% of the combined voting stock of the surviving entity immediately after the merger or consolidation, or (iii) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. Options may be partially accelerated in connection with the Named Executive Officers termination of employment with the Company. Each option was granted under the Company's 1997 Stock Option Plan and has an exercise price equal to the fair market value of the Common Stock on the date of grant.
(2) Each of the indicated options was granted on June 23, 1997 and reflects the 275-for-1 stock split effectuated as a stock dividend effective November 17, 1997.
(3) Each of the indicated options was granted on August 8, 1997 and reflects the 275-for-1 stock split effectuated as a stock dividend and effective November 17, 1997.
(4) Each of the indicated options was granted on September 24, 1997 and reflects the 275-for-1 stock split effectuated as a stock dividend and effective November 17, 1997.
(5) Each of the indicated options granted vests as to one-third ( 1/3) of the securities underlying the options granted on each of the first, second and third anniversaries of March 31, 1997.
(6) Each of the indicated options granted vested on August 8, 1997.

(7) Each of the indicated options granted vests as to one-third (1/3) of the securities underlying the options granted on each of the first, second and third anniversaries of September 24, 1997.
(8) Due to Mr. Gorley's termination of employment with the Company, one-fourth (1/4) of the indicated options vested immediately prior to his termination on January 9, 1998 and the remaining indicated options expired prior to vesting.
(9) Due to Mr. Gorley's termination of employment with the Company, all of the indicated options expired prior to vesting.

  No stock options were exercised during fiscal year 1997. The following table sets forth information with respect to outstanding unexercised options held by the Named Executive Officers as of the end of December 31, 1997 and reflects the adjustments of the number of shares subject to the stock options granted to each of Messrs. Gillis, McCreery, Brigden, Daly and Gorley during fiscal year 1997, made by the Compensation Committee on November 17, 1997 pursuant to an antidilution provision in the Option Plan to reflect a 275-for-1 stock split effected as a stock dividend on November 17, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                         Securities Underlying         Value of Unexercised
                               Options At                  In-the-Money
                            Fiscal Year-End         Options At Fiscal Year-End
Name                  Exercisable/Unexercisable(#) Exercisable/Unexercisable($)
----                  ---------------------------- ----------------------------
Daniel F. Gillis.....      357,500/2,035,000           1,751,750/20,145,400
Harry K. McCreery....      192,500/1,095,600             943,250/10,847,100
Derek M. Brigden.....       17,050/97,075                 83,545/960,834
James H. Daly........       17,050/97,075                 83,545/960,834
Thomas E. Gorley.....       17,050/97,075                 83,545/960,834

  The Company has adopted the Software AG Systems, Inc. 1997 Stock Option Plan. The Option Plan is intended to assist the Company and its affiliates in attracting and retaining employees, directors, consultants and advisors (collectively, the "Eligible Individuals") and to promote the identification of their interests with those of the stockholders of the Company. The Option Plan permits a maximum of 6,875,000 shares of Common stock to be issued to Eligible Individuals pursuant to grants of stock options. Unless sooner terminated by the Company's Board, the Option Plan will terminate on April 11, 2007. Options granted under the Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonstatutory stock options." No option granted under the Option Plan is exercisable after the seventh anniversary of the option's date of grant. As of December 31, 1997, the Company has granted to Eligible Individuals, which grants remain outstanding, nonstatutory stock options to acquire an aggregate of 5,043,225 shares of Common Stock at a weighed average exercise price of $5.02 per share.

  DEFERRED COMPENSATION AGREEMENTS. The Company has entered into deferred compensation agreements with Messrs. Gillis, McCreery and Daly (the "Deferred Compensation Agreements"). Pursuant to these agreements, each of Messrs. Gillis, McCreery and Daly annually receive a credit of $41,838, $46,000 and $24,000, respectively, to his deferred compensation account plus an additional credit to such account equal to 53%, 100% and 120%, respectively, of his bonus for such year. The deferred compensation accounts earn interest at an annual rate of 6%. Under the Deferred Compensation Agreements, no additional credits, other than interest, will be made to any of the deferred compensation accounts after December 31, 1998. The deferred compensation accounts of Messrs. McCreery and Daly are fully vested. Mr. Gillis' deferred compensation account is currently 60% vested and will vest in full as of December 31, 1998. Except under certain circumstances, upon termination of employment, each of Messrs. Gillis, McCreery and Daly is entitled to receive from the Company payments totaling the vested portion of his deferred compensation account.

  SEVERANCE AGREEMENTS. Mr. Gillis has entered into a memorandum of understanding with the Company with respect to the termination of his employment as President and Chief Executive Officer of the Company. Under this agreement, the Company is required to pay Mr. Gillis a severance benefit equal to twelve (12) months of his then-current salary plus annual bonus ($460,000 minimum payment), and, for a period not to exceed twelve months, to continue to make available his health and other fringe benefits if (i) the Company terminates his employment other than for cause, or (ii) he resigns within ninety days of a substantial change in his title or a substantial reduction in his compensation and benefits or job responsibilities.

  Each of Messrs. McCreery, Brigden, Gorley and Daly has entered into a memorandum of understanding with the Company with respect to the termination of his employment on terms and conditions substantially similar to Mr. Gillis' memorandum of understanding with the Company, provided, however, that (i) the severance benefit due each such executive officer upon termination under his respective memorandum of understanding is equal to twelve months of his then-current salary plus a pro-rated bonus payment, and (ii) no severance or other benefits are due under these agreements if the executive officer resigns within ninety (90) days of a substantial reduction in his compensation and benefits related to a Company wide reduction or a substantial reduction in his job responsibilities that is deemed to be in the best business interests of the Company.

  Mr. Gorley's employment was terminated January 9, 1998. The payments due Mr. Gorley from the Company totaled $159,500 (included a severance payment of $150,000, a car allowance payment of $7,200 and vacation pay of $2,300). Mr. Gorley received a net payment from the Company of $84,500 after repayment of a note made by Mr. Gorley to the Company in the amount of $75,000 which was deducted from the gross amount due Mr. Gorley. Mr. Gorley paid the interest due on the note of approximately $2,300.

  Pursuant to the terms of a Shareholders Agreement dated as of April 1, 1997, each of Messrs. Gillis, McCreery, Brigden, Daly and Gorley has agreed that (i) prior to the fifth anniversary of the termination of his employment with the Company, he will not influence any employee to leave the Company, and (ii) prior to the third anniversary of the termination of his employment with the Company (unless such termination is by the Company without cause), he will not directly or indirectly compete with the Company by soliciting any of its customers, clients or suppliers. Mr. Hill has agreed to similar restrictions pursuant to a subscription agreement between Mr. Hill and the Company dated as of August 22, 1997, as amended.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Prior to April 1997, the Company did not have a Compensation Committee or other committee of the Board performing an equivalent function, and the compensation of the Company's executive officers was determined by the Company's Board. During 1996, Michael J. King, President and Chief Executive Officer of the Company until May 1996, participated in deliberations of the Company's Board concerning executive officer compensation. Since April 29, 1997, the Compensation Committee of the Company's Board has been comprised of Mr. Rickertsen and Drs. Stern and Dauber, none of whom is or during, or prior to fiscal year 1997 was an officer or employee of the Company or any of its subsidiaries. Mr. Rickertsen and Dr. Stern are members of TC Equity Partners, which is the sole general partner of Thayer, a stockholder of the Company.

  No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries prior to or during fiscal year 1997. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board or on the Compensation Committee of the Company.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION. Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following Report of the Compensation Committee and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee which was established in April 1997, is responsible for determining compensation for the executive officers of Software AG Systems, Inc. (the "Company") and for granting awards under and administering the Company's 1997 Stock Option Plan (the "Option Plan") and the Company's Employee Stock Purchase Plan ("ESPP") (collectively, the "Plans"). The Compensation Committee has since its inception and currently consists of Mr. Rickertsen and Drs. Stern and Dauber, each of whom is neither an officer nor an employee of the Company.

 CEO Compensation
 ----------------

  In determining the compensation package for a Chief Executive Officer ("CEO"), the Compensation Committee believes that it must provide a compensation package that will motivate and retain a CEO of outstanding ability who is capable of directing the strategic focus of the Company. Prior to the Company's recapitalization in March 1997 and consummation of the Company's initial public offering in November 1997 ("IPO"), the Company's President and CEO, Mr. Gillis' compensation was determined through arms length negotiations between Mr. Gillis and Software AG, Uhlandstrasse 12, Darmstadt, Germany ("SAG"), the Company's sole stockholder at that time. In order to ensure Mr. Gillis continued employment, in August 1996, SAG negotiated and the Board approved a two-year employment agreement with Mr. Gillis which has four primary compensation components: a base salary, an annual bonus linked to the Company's pre-tax net income, non-qualified deferred compensation and a car allowance. In 1997, prior to consummation of the IPO, the Company decided to terminate its deferred compensation plan at the end of 1998 and adopted, pursuant to Board approval, the Option Plan. Mr. Gillis participates in the Option Plan. The terms of Mr. Gillis' employment agreement reflect the determination of the principal stockholders and the Board as to the total compensation package necessary to retain a CEO of Mr. Gillis' qualifications and experience. The stock option grant and the linkage of Mr. Gillis' bonus to the Company's pretax net income reflect their efforts to align the CEO's compensation with stockholder interests and to encourage long-term performance. See "Compensation Philosophy."

 Compensation of Other Executive Officers
 ----------------------------------------

  Prior to the consummation of the Company's IPO, the compensation packages for the Company's executive officers, other than the CEO, were determined by the CEO in consultation with representatives of the Company's principal stockholder. Following the Company's IPO, the Board reviewed the Company's compensation policies and adopted a philosophy of compensation and certain implementation guidelines.

 Compensation Philosophy
 -----------------------

  The compensation program for the executive officers of the Company and its subsidiaries is developed and administered by the Board and its Compensation Committee. General overall compensation policies regarding other officers and employees of the Company are established by the Compensation Committee, but their specific compensation program is developed and administered by management. The key goals of the Company's compensation program are to attract, retain and reward the most capable executives and other employees who can contribute (both short and long-term) to the success of the Company and to align compensation with the attainment of the business objectives of the Company.

  The following principals guide the Company's compensation strategy:

  . To attract and retain the most highly qualified management team;

  . To pay competitively compared to similar organizations and to provide reward opportunities consistent with performance compared to similar organizations in the marketplace;

  . To align compensation programs with the stockholders' interests and the Company's annual and long-term business objectives and focus executives' attention on the fulfillment of those objectives; and

  . To strive for fairness while giving appropriate weight to individual performance contributions as the basis of executive pay decisions.

 Implementation Guidelines
 -------------------------

  To implement the compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary
(ii) incentive bonus awards and (iii) long-term incentive awards. The factors and criteria to be considered with respect to each of these components are set forth below.

  Base Salary. The first component of the Company's compensation program is base salary. The range of the base salary for an executive or other employee position will be established primarily based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The level of base salary within the range of competitive salaries will be determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills. Such determination will be made by the Compensation Committee with regard to the Company's executive officers, and by management with regard to all other officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

  For the purpose of determining competitive compensation practices, the Compensation Committee will select companies with the following characteristics:

  . Direct competitors for the Company's management talent; and

  . Similar high quality, software and systems development organizations.

  Accordingly, the Company will use both a defined peer group and a general industry group of competitive organizations as its benchmarks to determine competitive compensation practices.

  Base salaries will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives. Annual or other base salary adjustments will be based on individual performance as well as other market factors.

  Incentive Bonus Awards. The second component of the Company's compensation program is incentive bonus awards. The incentive bonus award is intended to focus the efforts of the executives and other employees on the attainment of annual performance objectives. The performance objectives are proposed by management and approved by the Board and provide the basis for calculation of the incentive bonus award. The incentive bonus award is recommended by management and approved by the Compensation Committee. If such performance goals are achieved, a pool of bonus funds will be available for incentive bonus awards. The size of the pool will generally depend on the Company's success in meeting such objectives.

  Management will review and assess the extent to which the overall Company performance goals have been met during the year and determine the total pool of bonus funds available for incentive bonus awards. The Compensation Committee shall approve the size of the bonus pool and make specific awards to the Company's executive officers. Management of the Company will be responsible for awarding the remaining bonus funds to other officers and employees of the Company, taking into account the general compensation philosophy of the Company and the performance goals established by the Board.

  In 1997, incentive bonuses totaling $1,047,600 were awarded to the executive officers of the Company as a group. For information regarding the bonuses awarded in 1997 to each of the Company's five most highly compensated executive officers, see "Executive Compensation--Summary of Cash and Certain Other Compensation."

  Long-Term Incentive Award. The third component of the Company's compensation program will be provided through the Company's 1997 Stock Option Plan (the "Option Plan") and, if approved by the shareholders, the Company's Employee Stock Purchase Plan ("Employee Stock Purchase Plan") (collectively the "Plans"), which are also designed to align the interests of the officers and employees (key employees under the Option Plan) of the Company and certain subsidiaries with those of stockholders. The Plans also serve to focus the efforts of officers and employees (key employees under the Option Plan) on performance in an effort to increase the value of the Company for its stockholders.

  Pursuant to the Option Plan, the Compensation Committee and such other committees as may from time to time be designated by the Board, if any, may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and may grant non-statutory stock options to purchase shares of common stock. Subject to the terms of the Option Plan, the Compensation Committee and such other committees as may from time to time be designated by the Board, if any, will have discretion in making grants under the Plan. The Compensation Committee and such other committees as may from time to time be designated by the Board, if any, may, however, consider the recommendations of management with respect to such grants. The competitive environment for human resources will be taken into consideration when options are granted under the Option Plan. For information regarding grants and awards made under the Option Plan in 1997, see "Executive Compensation Stock Options."

  The Employee Stock Purchase Plan is intended to align the interests of all employees with the shareholders of the Company in order to maximize the value of the Company. If approved by the Company's shareholders, the Employee Stock Purchase Program will provide that all full-time employees and part-time employees of the Company and certain subsidiaries working at least twenty (20) hours per week are eligible to purchase the Company's common stock on the last day of two designated six-month periods in a year, and that participating employees are able to purchase the Company's common stock at a discount from the average price reported by the New York Stock Exchange on either the first or the last day of the six-month period, whichever is lower. For information regarding the Employee Stock Purchase Plan, see "Proposal No. 2--Adoption of the Employee Stock Purchase Plan."

  Total direct compensation to the Company's executive officers (including base salary and incentive bonus awards) will be targeted within the appropriate competitive range. Likewise, long-term incentive awards will also be targeted within the appropriate competitive range.

  The Board, with the advice of the Compensation Committee, will re-examine the Company's compensation philosophy and objectives each year and determine if changes should be considered.

                                          COMPENSATION COMMITTEE

                                          Dr. Philip S. Dauber
                                          Carl J. Rickertsen
                                          Dr. Paul G. Stern

 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
 -----------------------------------------------------------

  The following table sets forth certain information, as known to the Company as of March 20, 1998, with respect to the beneficial ownership of the Company's Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Outstanding Shares of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated below, each person listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                         AMOUNT AND
                                                         NATURE OF
                                                         BENEFICIAL   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  OWNERSHIP  OF CLASS(2)
---------------------------------------                  ---------- -----------
Thayer Equity Investors III, L.P. ...................... 16,551,559    56.1%
 1455 Pennsylvania Avenue, N.W.
 Washington, DC 20004
Software AG.............................................  2,750,000     9.3%
 Uhlandstrasse 12
 64297 Darmstadt-Eberstadt, Germany
TC Co-Investors, LLC....................................     89,866       *
 1455 Pennsylvania Avenue, N.W.
 Washington, DC 20004
Daniel F. Gillis(3).....................................  1,048,317     3.5%
Harry K. McCreery(4)....................................    653,217     2.2%
James H. Daly(5)........................................    142,725       *
Derek M. Brigden(5).....................................    102,025       *
Thomas E. Gorley(5).....................................    136,125       *
Carl J. Rickertsen(6)................................... 16,649,425    56.4%
Dr. Philip S. Dauber(7).................................     81,538       *
Dr. Erwin Koenigs(8)....................................  2,852,025     9.7%
Edward E. Lucente(9)....................................     13,613       *
Dr. Paul G. Stern(6).................................... 16,641,425    56.4%
All current executive officers and directors
 as a group (11 persons)(10)............................ 21,680,935    70.1%

--------
 *  Less than 1% of the outstanding Common Stock

 (1) The business address for Messrs. Gillis, McCreery, Daly, and Brigden is 11190 Sunrise Valley Drive, Reston, Virginia 20191. The address for Mr. Gorley is 12801 Cross Creek Lane, Herndon, Virginia 20171. The business address for Mr. Rickertsen and Dr. Stern is c/o Thayer Equity Investors III, L.P., 1455 Pennsylvania Avenue, N.W., Washington, DC 20004. The business address for Dr. Koenigs is c/o Software AG, Uhlandstrasse 12, 64297 Darmstadt-Eberstadt, Germany. The business address for Dr. Dauber is 27930 Roble Alto Road, Los Altos Hills, California 94022. The business address for Mr. Lucente is 1 Magnum Pass, Mobile, Alabama 36618.
 (2) Based on (i) 29,515,000 shares of Common Stock outstanding as of March
     20, 1998, and (ii) with respect to each person, the shares of Common
     Stock issuable by the Company pursuant to options held by such persons which may be exercised within 60 days following March 20, 1998
     ("Presently Exercisable Options"). Beneficial ownership is determined in accordance with the rules of the Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
 (3) Includes 834,167 shares subject to Presently Exercisable Options.
 (4) Includes 449,167 shares subject to Presently Exercisable Options.
 (5) Includes 34,100 shares subject to Presently Exercisable Options.
 (6) Includes 16,551,559 shares held of record by Thayer and 89,866 shares held of record by TC Co-Investors, LLC ("TC Co-Investors"). Thayer is a
     Delaware limited partnership whose sole general partner is TC Equity Partners, a Delaware limited liability company. TC Equity Partners beneficially owns, and has sole voting and investment power with respect to, the shares of Common Stock held of record by Thayer. TC Co-Investors is a Delaware limited liability company whose managing member is TC Management. TC Management beneficially owns, and has sole voting and investment power with respect to, the shares of Common Stock held of record by TC Co-Investors. Frederic V. Malek, Dr. Paul G. Stern and Carl
     J. Rickertsen are the members of TC Management and the principal members of TC Equity Partners. Dr. Stern and Mr. Rickertsen may be deemed to be the beneficial owners of the shares of Common Stock held by each of Thayer and TC Co-Investors.
 (7) Includes (i) 67,925 shares held of record by PSERD Trust, of which Dr. Dauber is a trustee, and (ii) 13,613 shares subject to Presently Exercisable Options. Dr. Dauber shares voting and investment power with respect to all shares held by PSERD Trust and may be deemed to be the beneficial owner of all such shares.
 (8) 2,750,000 of the reported shares are held of record by SAG. Dr. Koenigs, a director of the Company, is the Chairman of the Board and Chief Executive Officer of SAG, and may be deemed to have or share voting and investment power with respect to all shares held of record by SAG. Dr. Koenigs disclaims beneficial ownership of all shares held of record by SAG.
 (9) Includes 13,613 shares subject to Presently Exercisable Options.
(10) Includes (i) 16,551,559 shares held of record by Thayer, (ii) 2,750,000 shares held of record by SAG, (iii) 89,866 shares held of record by TC Co-Investors, (iv) 67,925 shares held of record by PSERD Trust, and (v) 1,378,760 shares subject to Presently Exercisable Options. All figures in this column reflect shares of Common Stock or shares of Common Stock subject to options granted under the Option Plan, as adjusted by the Compensation Committee on November 17, 1997 pursuant to an antidilution provision in the Option Plan to reflect a 275-for-1 stock split effected as a stock dividend on November 17, 1997. In addition, the exercise price of stock options granted on June 23, 1997, August 8, 1997 and September
     24, 1997, were similarly adjusted by the Compensation Committee on November 17, 1997 to reflect a 275-for-1 stock split effected as a stock dividend on November 17, 1997. See footnotes (3) through (9). Does not include 102,025 shares beneficially owned by Mr. Gorley or 34,100 shares subject to Presently Exercisable Options granted to Mr. Gorley, whose employment with the Company terminated on January 9, 1998 and is not a current executive officer.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
--------------------------------------

  On March 31, 1997, the senior management of the Company and Thayer acquired approximately 89% of the then outstanding Common Stock of the Company (the "Recapitalization") pursuant to an agreement among the Company, SAG, Thayer and the following persons who constituted the senior managers of the Company at that time: Daniel F. Gillis, Harry K. McCreery, Gary Hayes, James H. Daly, Derek M. Brigden and Thomas E. Gorley (collectively, such individuals are referred to as the "Managers"). Prior to the Recapitalization, SAG owned all of the Company's 27,500,000 then outstanding shares of Common Stock. In connection with the Recapitalization, the Company (i) repurchased 24,750,000 shares of Common Stock from SAG for an aggregate purchase price of DM57.0 million ($33.9 million), and (ii) issued and sold 20,678,350 shares of Common Stock to Thayer and an aggregate of 771,650 shares of Common Stock to the Managers for an aggregate purchase price of $31,526,820, or $1.47 per share. Of the Common Stock purchased by the Managers, Messrs. Gillis and McCreery each purchased 204,050 shares and Messrs. Hayes, Daly, Brigden and Gorley purchased 84,975, 108,625, 67,925 and 102,025 shares, respectively. After the Recapitalization, SAG retained 2,750,000 shares of

Common Stock, representing approximately 11% of the then outstanding Common Stock. Dr. Erwin Koenigs, the Chairman of the Board and Chief Executive Officer of SAG, is currently a director of the Company. As a result of the Recapitalization, Thayer and the Managers respectively owned 85.4% and 3.2% of the then outstanding Common Stock.

  Certain Managers issued a promissory note to the Company which proceeds were used by the respective Manager to purchase the Company's Common Stock in the Recapitalization. Messrs. Gillis, McCreery and Daly borrowed $250,000, $250,000 and $182,605, respectively, from the Company under these promissory notes, each of which is dated March 24, 1997, and Messrs. McCreery and Daly borrowed $363,000 and $120,740, respectively, from the Company under individual promissory notes, each of which is dated August 9, 1996. Each of the promissory notes accrues interest at the rate of 6% per annum and is due and payable upon termination of its maker's employment with the Company. None of the promissory notes require periodic interest or principal payments. As of December 31, 1997, the amount outstanding under each promissory note equaled the entire amount borrowed plus accrued interest.

  The funds invested in Thayer by its investors were used by Thayer to purchase the Company's Common Stock in the Recapitalization.

  Dr. Stern and Mr. Rickertsen, directors of the Company, are members of TC Equity Partners, which is the sole general partner of Thayer. In addition, Mr. Gillis is currently, and was at the time of the Recapitalization, a director of the Company. Mr. Hayes currently is the beneficial owner of 101,338 shares of Common Stock which shares constitute less than 1% of the outstanding Common Stock. For the number and percentage of shares of the Company's Common Stock beneficially owned by Thayer and each of the Managers other than Mr. Hayes, see "Security Ownership of Principal Stockholders and Management."

  In connection with the Recapitalization, on March 31, 1997, the Company borrowed $5,000,000 from Thayer under a short-term note agreement for working capital requirements. This note accrued interest at a simple rate equal to 10% per annum and was repaid on April 11, 1997. In addition, the Company paid to TC Management a financial advisory fee of $840,000 in consideration for investment banking and advisory services provided by TC Management in connection with the Recapitalization, and reimbursed TC Management for its out-of-pocket expenses in connection with the Recapitalization. On April 1, 1997, the Company also agreed to pay on a quarterly basis an annual fee of $300,000 to TC Management for management and consulting services to be provided by TC Management to the Company in connection with the operation and conduct of the Company's business. In fiscal year 1997, the Company paid a total of $225,000 of such fees plus out-of-pocket expenses and as of March 20, 1998, the Company has paid $75,000 of such fees plus out-of-pocket expenses for services in fiscal year 1998. TC Management is the managing agent of and provides management services to Thayer. Dr. Stern and Mr. Rickertsen, directors of the Company, are members of TC Management. In connection with the Recapitalization, the Company also paid a one-time advisory fee of $250,000 to MLC Group, Inc., a wholly owned operating subsidiary of MLC Holdings, Inc. Mr. Rickertsen, a director of the Company, is a director of MLC Holdings, Inc.

  Prior to the Recapitalization, the Company licensed and serviced SAG products pursuant to a license agreement entered into by SAG and the Company on January 1, 1995 (the "License Agreement"). The License Agreement gave the Company the exclusive right to license and service SAG products in North America, South America, Japan and Israel (the "Territory"), and gave SAG the exclusive right to license and service the Company's products in all other areas. Immediately prior to the Recapitalization, the Company and SAG entered into a cooperation agreement dated March 31, 1997 (the "Cooperation Agreement"), which terminated and superseded the License Agreement. The Cooperation Agreement generally (i) provides the Company the exclusive and perpetual right to license and service in the Territory both existing and future products developed or acquired by SAG, and (ii) provides SAG the exclusive and perpetual right to license and service outside the Territory both existing and future products developed or acquired by the Company. Each of the Company and SAG must pay the other 24% of the net revenues derived from such licenses. Except in certain circumstances, the Company's minimum annual royalty payment to SAG through the year 2000 must at least equal $21 million.

This 24% royalty rate is fixed for 20 years. In 1995, 1996 and 1997, the Company's royalty payments to SAG were approximately $23.9 million, $26.1 million and $29.3 million, respectively. In the same periods, SAG's royalty payments to the Company were approximately $0.3 million, $0.3 million and $0.6 million, respectively. As consideration for the Cooperation Agreement, the Company paid SAG DM38.0 million (approximately $22.6 million) on March 31, 1997.

  On December 5, 1993, the Company and SAG entered into a Products and Research & Development Operations Transfer Agreement (the "R&D Agreement") which required the Company to provide certain services relating to certain SAG employees who utilized the Company's facilities. In connection with the Recapitalization, on March 31, 1997, the Company entered into an Administrative Services Agreement (the "ASA") with SAG, terminating the R&D Agreement and requiring that the Company provide services similar to those required under the R&D Agreement. SAG is required under the ASA to reimburse the Company for its costs incurred in connection with the ASA and to pay the Company $500,000 per year during the years 1997, 1998 and 1999 for the use of certain machinery leased by the Company. In 1995, 1996 and 1997, the payments to the Company under the R&D Agreement and the ASA were approximately $8.8 million, $15.9 million and $10.8 million, respectively.

  On August 22, 1997, the Company entered into a subscription agreement with Timothy L. Hill, the Company's Vice President--Marketing, pursuant to which the Company issued and sold to Mr. Hill 137,500 shares of Common Stock for an aggregate purchase price of $202,095 (the "Subscription Agreement"). Pursuant to the Subscription Agreement, the Company has the right to repurchase Mr. Hill's shares at $1.47 per share if Mr. Hill's employment with the Company is terminated for cause or if Mr. Hill voluntarily terminates his employment prior to August 17, 1999. The Company's repurchase right terminates in the event of change of control of the Company. In addition, the Company has issued options to purchase an aggregate of 94,325 shares of Common Stock at an exercise price of $1.47 to the members of Thayer's Advisory Board.

  The Company and Thayer have entered into a registration rights agreement for the benefit of all holders as of September 26, 1997 of "restricted securities" of the Company within the meaning of Rule 144 of the Commission, and certain transferees of such holders. Pursuant to this agreement, a majority-in-interest of such holders has the right to require the Company to register their restricted securities for resale under the Securities Act on up to five occasions (only one of which may be on Form S-1) and such holders have been granted certain "piggy-back" registration rights with regard to certain securities offerings initiated by the Company. The Company has agreed to pay certain expenses in connection with such registrations.

  The Company's initial public offering was declared effective by the Commission at 4:00 p.m. on November 17, 1997 for trading which began on November 18, 1997. Pursuant to the IPO, 7,700,000 shares of Common Stock were sold at a price to the public of $10.00 per share. Of the 7,700,000 shares, 4,600,000 shares were sold by the Company, 3,083,260 shares were sold by Thayer and 16,740 shares were sold TC Co-Investors. In addition to the 7,700,000 shares of Common Stock sold in the IPO, the underwriters exercised an option to purchase 1,155,000 shares of Common Stock on the same terms as the IPO. Of the 1,155,000 shares purchased by the underwriters, 577,500 shares were sold by the Company, 574,381 shares were sold by Thayer and 3,119 shares were sold by TC Co-Investors. The proceeds, net of underwriting discounts and commissions, to the Company, Thayer and TC Co-Investors were approximately $48.2 million, $34.0 million and $0.2 million, respectively. Effective November 21, 1997 and December 18, 1997, Software Americas issued a note to the Company in the amount of approximately $42.8 million and $5.4 million, respectively, the proceeds, net of underwriting discounts and commissions, received by the Company in the IPO. Currently, Thayer, TC Co-Investors and SAG beneficially own, directly or indirectly, approximately 56.1%, 0.3% and 9.3%, respectively, of the Company's outstanding Common Stock. See "--Security Ownership of Principal Stockholders and Management."

STOCK PERFORMANCE GRAPH
-----------------------

  The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Index and the Standard and Poor's Technology Sector Computers (Software & Services) ("S&P Technology Index"), a published industry index, for the period commencing November 17, 1997 and ending December 31, 1997, the period for which the Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended. The Graph assumes an investment of $100 and the reinvestment of any dividends. The points marked on the horizontal axis of the graph correspond to the last day of the applicable month.

  The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
               AMONG SOFTWARE AG SYSTEMS, INC., THE S & P INDEX
              AND THE S & P COMPUTERS (SOFTWARE & SERVICES) INDEX

                           [LINE GRAPH APPEARS HERE]

              SOFTWARE AG          S & P 500      S & P COMPUTERS
             SYSTEMS, INC.           INDEX             INDEX

11/19/97         100                  100               100
11/97            102                  105               106
12/97            145                  106                96

*$100 INVESTED ON 11/19/97 IN STOCK OR ON
 10/31/97 IN INDEX - INCLUDING REINVESTMENT OF
 DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

TRANSACTIONS AND LEGAL ACTIONS INVOLVING DIRECTORS AND MANAGEMENT
-----------------------------------------------------------------

  From January 1, 1997 to the present, there have been no transactions between the Company and any officer, director, affiliate of the Company, any owner of record or beneficially of more than 5% of the Company's Common Stock, or an associate or member of the immediate family of the foregoing persons in which one of the foregoing individuals or entities had an interest of more than $60,000, except for the promissory notes issued by certain Managers to the Company in the Recapitalization. See "--Certain Relationships and Transactions."

  There are no material proceedings to which any director, officer, affiliate of the Company, any owner of record or beneficially of more than 5% of the Company's Common Stock, or any associate of any of the preceding, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

REQUIRED VOTE
-------------

  Directors are elected by a plurality of votes cast. Accordingly, with respect to this Proposal No. 1, the nominees for election as directors who receive the greatest and second greatest number of votes cast at the Annual Meeting, assuming that a quorum is present, will be elected as Class I directors for a three-year term expiring at the annual meeting of stockholders to be held in 2001. Votes withheld and broker non-votes are not counted toward a nominee's total and will not have any effect on the outcome of the vote for election of directors.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
           ELECTION OF EACH OF THE NOMINATED DIRECTORS NAMED HEREIN

-------------------------------------------------------------------------------
            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------------------------------

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. Reporting Persons are required by the Commission regulations to furnish the Company with copies of all filings made under
Section 16(a).

  Based solely on its review of copies of such filings furnished to the Company and written representations from Reporting Persons, to the Company's knowledge, all the Reporting Persons filed all reports relating to the Common Stock required under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the Company's fiscal year ended December 31, 1997 on a timely basis.

-------------------------------------------------------------------------------
   PROPOSAL NO. 2--APPROVAL OF THE SOFTWARE AG SYSTEMS, INC.
                EMPLOYEE STOCK PURCHASE PLAN
-------------------------------------------------------------------------------

  On February 19, 1998, the Board unanimously approved the adoption of the Employee Stock Purchase Plan (the "Purchase Plan"), and the Board directed that the Purchase Plan be submitted to the stockholders at the 1998 Annual Meeting.

  The purpose of the Purchase Plan is to provide additional compensation to employees to assist management in achieving the Company's financial performance objectives and to provide tax benefits to the Company.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN
-----------------------------------------------

  The Company is asking stockholders to approve the Software AG Systems, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). The following description of the Purchase Plan is a summary of its terms and is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is included as Appendix

A hereto. Each stockholder is urged to review the Purchase Plan in its entirety. Unless otherwise specified, undefined capitalized terms used in this Proposal No. 2 have the meanings assigned to them in the Purchase Plan.

GENERAL INFORMATION

  The purpose of the Purchase Plan is to allow eligible employees of the Company and certain Designated Affiliates of the Company (including Software AG Americas, Inc.) to purchase shares of the Company's Common Stock by means of regular payroll deductions, thereby encouraging their participation in the ownership of the Company and providing an incentive for them to promote the continued success of the Company. Participation in the Purchase Plan is entirely voluntary.

  The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Purchase Plan is not subject to the provisions of ERISA, nor is it qualified as a pension, profit sharing or stock bonus plan under Section 401(a) of the Code.

  The Company's Board formally adopted the Purchase Plan on February 19, 1998 and resolved that the Purchase Plan be submitted for approval by the stockholders of the Company at the Company's 1998 Annual Meeting of Stockholders. Subject to approval by the stockholders, the Purchase Plan shall become effective on June 1, 1998. Unless earlier terminated, the Purchase Plan will terminate on February 19, 2008. If prior to such date an insufficient number of shares of Common Stock are available for issuance under the Purchase Plan as of any Exercise Date, the Purchase Plan will automatically terminate by its terms immediately after that Exercise Date.

  In addition, the Company's Board may at any time amend, suspend or terminate the Purchase Plan. Except for changes regarding the duration and/or frequency of Option Periods, any such action by the Board must be approved by the stockholders of the Company, if such stockholder approval is required under applicable law or the regulations of the New York Stock Exchange, and by each Participant whose rights or obligations under any option previously granted under the Purchase Plan would be adversely affected by such action. Under the Code, stockholder approval is required to increase the number of shares reserved for issuance under the Purchase Plan, increase the benefits accruing to Participants or modify the requirements as to eligibility to participate in the Purchase Plan. If the Purchase Plan is terminated for any reason, the amount in each Participant's Plan Account at the time of such termination will be refunded to each Participant without interest.

DESCRIPTION OF PURCHASE PLAN

  Shares Subject to Sale. The Purchase Plan provides that a total of 1,500,000 authorized but unissued shares of Common Stock are to be available for issuance and sale under the Purchase Plan, subject to adjustment pursuant to antidilution provisions.

  Administration. The Purchase Plan will be administered by a committee of the Company's Board of Directors (the "Committee"). Unless otherwise determined by the Board, the Compensation Committee of the Board will administer the Purchase Plan. The Committee is authorized to interpret the Purchase Plan, particularly in light of the applicable Code provisions and regulations, to prescribe rules and regulations for the administration of the Purchase Plan and to make determinations in connection with the administration of the Purchase Plan. Members of the Committee may participate in the Purchase Plan. Any member of the Committee who is eligible to participate in the Purchase Plan will not vote on any question or matter relating specifically to that member. The Committee has the power to appoint another person or entity to manage the Purchase Plan and to delegate to such person or entity such authority with respect to the administration of the Purchase Plan as the Committee, in its sole discretion, deems advisable from time to time. The Committee currently consists of Carl J. Rickertsen, Dr. Philip S. Dauber and Dr. Paul G. Stern.

  Eligibility. Participation in the Purchase Plan is entirely voluntary. Each person who, as of the commencement of an offering under the Purchase Plan, is employed as an employee of the Company or a

Designated Affiliate for at least twenty (20) hours per week uninterrupted by a termination of, or an absence from, employment is eligible to participate in an offering under the Purchase Plan. No Employee may participate in the Purchase Plan if he or she would be deemed under Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Affiliate of the Company. Rights under the Purchase Plan are nontransferable.

  If a Participant ceases to be eligible to participate in the Purchase Plan, all accumulated payroll deductions in such Participant's Plan Account will be refunded without interest, and, upon such cessation of eligibility, no further payroll deductions may be made by such Participant during, and no shares will be purchased by such Participant on the last day of, the Option Period during which the Participant ceases to be eligible.

  Offerings under the Purchase Plan. An offering under the Purchase Plan will be made on June 1 and December 1 each year starting on June 1, 1998. An offering will afford each eligible Employee who has elected to participate in the Purchase Plan (i.e., each Participant) an opportunity to purchase shares of Common Stock at a 15% discount from Fair Market Value as determined in accordance with the terms of the Purchase Plan. Purchases under the Purchase Plan will be made by means of payroll deductions over a six-month Option Period. The amount deducted must be a whole number percentage of a Participant's Compensation from 1% to 15% inclusive, and will be credited to a Plan Account established in the Participant's name. No additional payments or contributions into Participant Accounts are permitted. A Participant may not increase the percentage of his or her payroll deductions during an Option Period, but may decrease the percentage of his or her payroll deductions once during an Option Period. However, a Participant may change the percentage of his or her payroll deductions for subsequent Option Periods.

  For a Participant, the amount in his or her Plan Account on the last day of the Option Period will be applied, without interest, to the purchase of that number of whole shares of Common Stock that such amount will purchase, at a price equal to the lower of:

    (i) 85% of the Fair Market Value of a share of Common Stock on the first day of the Option Period (i.e., June 1 or December 1); or

    (ii) 85% of the Fair Market Value of a share of Common Stock on the last day of the Option Period (i.e., the November 30 or May 31 next following the beginning of the Option Period).

  If an offering is oversubscribed, the Committee will make a pro rata allocation of the shares offered. Any balance in a Participant's Plan Account not applied to the purchase of Common Stock will be carried over to the next Option Period. No Participant may receive an option to acquire Common Stock under the Purchase Plan that would give the Participant the right in any one calendar year to purchase shares of Common Stock under the Purchase Plan with a value of more than $25,000. In addition, a Participant may not purchase more than 5,000 shares of Common Stock under the Purchase Plan in any Option Period.

  A Participant may withdraw from the Purchase Plan at any time prior to the close of business on the last day of an Option Period. Upon such withdrawal from the Purchase Plan, all accumulated payroll deductions in such Participant's Plan Account will be refunded without interest, and, upon such withdrawal, no further payroll deductions may be made by such Participant during, and no shares will be purchased by such Participant on the last day of such Option Period. A Participant may discontinue payroll deductions during a particular Option Period without his or her withdrawal from the Purchase Plan. Upon such discontinuation of deductions without withdrawing from the Purchase Plan, the Participant's payroll deductions previously made during that particular Option Period will not be refunded to the Participant but will remain in the Participant's Plan Account and will be used to purchase Common Stock on the last day of that Option Period (i.e., the Exercise Date), provided that he or she is an Employee as of such Exercise Date. Amounts not used to purchase Common Stock will be refunded without interest upon the written request of the Participant who has elected to discontinue his or her payroll deductions without withdrawing from the Purchase Plan. A Participant who elects either to withdraw from the Purchase Plan or to discontinue payroll deductions without withdrawing from the Purchase Plan may again become a Participant in a subsequent Option Period by executing and filing a new Stock Purchase Agreement.

PLAN BENEFITS

  The number of shares of Common Stock that will be purchased during the Company's 1998 fiscal year and the dollar value of such shares are not determinable because purchase prices will not be set until the end of each Option Period and because the level of participation may fluctuate during the course of the year. Non-executive officer directors of the Company are not eligible to participate in the Purchase Plan.

ACCOUNTING TREATMENT

  The Purchase Plan is non-compensatory as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees." As a result, the Company does not anticipate compensation expense related to Common Stock issued under the Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  A Participant will not recognize income at the time of the grant of an option under the Purchase Plan (that is, on the Offering Date) or on the exercise of such an option (that is, on the Exercise Date). No deduction will be allowable to the Company in connection with either the grant of an option under the Purchase Plan or the issuance of shares upon exercise of an option under the Purchase Plan.

  If a Participant disposes of shares acquired under the Purchase Plan more than two years after the Offering Date (the "Required Holding Period") or in the event of the Participant's death, the federal income tax consequences will be as follows. The Participant will recognize compensation income equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of disposition or the Participant's death, over the amount the Participant paid for the shares, or (b) 15% of the fair market value of the shares as of the Offering Date. In addition, the Participant will recognize capital gain equal to the excess, if any, of the proceeds from the disposition over the sum of the purchase price paid by the Participant for the shares and the amount of ordinary income the Participant recognizes. If the proceeds from the disposition of the shares are less than the purchase price paid by the Participant, the Participant will recognize a capital loss equal to such difference. No deduction for federal income taxes will be allowed to the Company upon a Participant's death or upon disposition of shares after the required holding period.

  If a Participant disposes of shares acquired under the Purchase Plan during the Required Holding Period (other than by reason of death), the federal income tax consequences will be as follows. The Participant will recognize compensation income equal to the excess of the fair market value of the shares as of the Exercise Date over the price the Participant paid for the shares. In addition, the Participant will recognize capital gain equal to the excess, if any, of the proceeds from sale over the fair market value of the shares as of the Exercise Date. If the proceeds from disposition of the shares are less than the fair market value of the shares as of the Exercise Date, the Participant will recognize a capital loss equal to the amount of such difference. The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income a Participant recognizes upon disposition of shares during the Required Holding Period.

  The rules governing federal income tax consequences of employee stock purchase plans are very technical, so that the above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state, local or foreign income tax laws may not be the same as under the federal income tax laws.

REQUIRED VOTE
-------------

  Approval of the adoption of the Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The rules of the New York Stock Exchange also require that the total vote cast on this proposal represent over 50% in interest of the Company's outstanding Common Stock. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. An abstention will be treated as a vote against the proposal. Brokers who hold shares of Common Stock in street name may not have the authority to vote on certain matters for which they have not received instructions from the beneficial owners. Such broker non-votes (arising from the lack of instructions from the beneficial owners), although present for quorum purposes, will not effect the outcome of the vote on this proposal.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   THE PROPOSED EMPLOYEE STOCK PURCHASE PLAN

-------------------------------------------------------------------------------
                 PROPOSAL NO. 3--RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS
-------------------------------------------------------------------------------

  On July 11, 1997, the Company retained KPMG Peat Marwick LLP ("KPMG") to act as its independent public accountants for fiscal year 1997 and informed the prior auditors, Gocial & Company, P.C., the Company's independent accountants since January 1992, of its decision. In connection with the prior auditors' audit of the consolidated financial statements for the years ended December 31, 1995 and 1996, there were no disagreements with the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The prior auditors' report on the Company's consolidated financial statements for the years ended December 31, 1995 and 1996 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope, or accounting principles. The decision to change auditors was approved by the Board of Directors of the Company. The Company has provided the prior auditors with a copy of this disclosure.

  KPMG has audited the Company's financial statements for the fiscal years ended December 31, 1997, 1996, 1995 and 1994. On February 19, 1998, the Board selected KPMG as the Company's independent public accountants for the current fiscal year ended December 31, 1998. KPMG has no direct or indirect financial interest in the Company.

  The Board of Directors is submitting the selection of KPMG as the Company's independent public accountants for fiscal year 1998 for ratification by the stockholders. If a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is not voted for ratification, the Board will reconsider its selection of KPMG.

  The Board expects that representatives of KPMG will be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions from stockholders.

REQUIRED VOTE
-------------

  The ratification of the selection of KPMG requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. An abstention will be treated as a vote against the proposal. Brokers who hold shares of Common Stock in street name may not have the authority to vote on certain matters for which they have not received instructions from the beneficial owners. Such broker non-votes (arising from the lack of instructions from the beneficial owners), although present for quorum purposes, will not effect the outcome of the vote on this proposal.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
            RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP
     AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1998

-------------------------------------------------------------------------------

                             STOCKHOLDER PROPOSALS
-------------------------------------------------------------------------------

  Stockholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 1999 Annual Meeting of Stockholders must be received at the Company's executive offices by December 14, 1998. Stockholder proposals should be addressed to James H. Daly, Vice President, General Counsel and Secretary, Software AG Systems, Inc., 11190 Sunrise Valley Drive, Reston, Virginia 20191.

-------------------------------------------------------------------------------

                                OTHER BUSINESS
-------------------------------------------------------------------------------

  The Board does not presently intend to bring any other business before the Annual Meeting, and the Board does not presently know of any matters to be brought before the Annual Meeting for action other than those set forth herein. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies submitted in the form enclosed will be voted by the persons named therein in respect thereof in accordance with such persons' best judgment.


                                          By Order of the Board of Directors,

                                          /s/ James H. Daly

                                          JAMES H. DALY
                                          Vice President, General Counsel
                                          & Secretary

  ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                                                     APPENDIX A

                           SOFTWARE AG SYSTEMS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                     (TO BE EFFECTIVE AS OF JUNE 1, 1998)

                                   ARTICLE I

                         PURPOSE AND SCOPE OF THE PLAN

1.1 PURPOSE

  The purpose of this Plan is to provide Employees of the Corporation and its Designated Affiliates with an opportunity to purchase shares of Common Stock of the Corporation and thereby to encourage Employee participation in the ownership and economic success of the Corporation. It is the Corporation's intention that this Plan qualify as an employee stock purchase plan under
Section 423 of the Code and be construed in a manner consistent with the requirements of such section.

1.2 DEFINITIONS

  In this Plan, except where the context otherwise indicates, the following definitions apply:

    (a) "Affiliate" means a parent or subsidiary corporation of the Corporation, as defined in Sections 424(e) and (f) of the Code (but substituting "the Corporation" for "employer corporation"), including parents or subsidiaries of the Corporation which become such after adoption of the Plan.

    (b) "Board of Directors" or "Board" means the Board of Directors of the Corporation.

    (c) "Business Day" means a day on which the New York Stock Exchange, Inc. is open for business.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

    (f) "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

    (g) "Corporation" means Software AG Systems, Inc., a Delaware corporation.

    (h) "Compensation" means the base salary (consisting of regular straight time gross earnings, including holiday, vacation and sick pay and any salary reduction contribution by an Employee to a plan described in Section 401(k) or Section 125 of the Code that is maintained by the Corporation or a Designated Affiliate), commissions, bonuses and payments for overtime, shift premiums and shift differentials paid to an Employee by the Corporation or a Designated Affiliate in accordance with established payroll procedures. By way of illustration and not by way of limitation, "Compensation" shall not include relocation assistance payments, geographical hardship pay, noncash prizes, awards and remuneration, automobile allowances, severance-type payments, deferred compensation, income realized as a result of participation in any stock option, stock purchase or similar plan maintained by the Corporation or a Designated Affiliate, contributions by the Corporation or a Designated Affiliate to a plan described in Section 401(k) or Section 125 of the Code that is maintained by the Corporation or a Designated Affiliate and other special payments or reimbursements.

    (i) "Designated Affiliate" means Software AG Americas, Inc. and any other Affiliate which has been designated by the Board or the Committee as eligible to participate in the Plan.

    (j) "Employee" means any person who is an employee of the Corporation or a Designated Affiliate for at least twenty (20) hours per week uninterrupted by a termination of or absence from employment, other than any leave of absence from employment agreed to in writing by the Corporation or such Designated

  Affiliate, as the case may be, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

    (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (l) "Exercise Date" means May 31 and November 30 of each Plan Year provided, however, that if any Exercise Date shall not be a Business Day in any Plan Year, then for purposes of that Plan Year such Exercise Date shall be the first Business Day following such Exercise Date.

    (m) "Fair Market Value" means the mean between the highest and lowest quoted selling price per share of the Common Stock on the New York Stock Exchange on the applicable date as reported by the Wall Street Journal, or if no such prices are reported for that day, on the last preceding day for which such prices are reported, or such other reasonable method of determining fair market value adopted in good faith by the Committee.

    (n) "Human Resources Department" means the department of the Corporation responsible for the day-to-day administration of and recordkeeping for the Plan.

    (o) "Offering Date" means June 1 and December 1 of each Plan Year, provided, however, that if any Offering Date shall not be a Business Day in any Plan Year, then for purposes of that Plan Year such Offering Date shall be the first Business Day following such Offering Date.

    (p) "Option Period" or "Period" means the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

    (q) "Option Price" means the purchase price of shares of Common Stock hereunder as provided in Section 3.1.

    (r) "Participant" means any Employee who (i) is eligible to participate in the Plan under Section 2.1 and (ii) elects to participate pursuant to
  Section 2.1.

    (s) "Plan" means the Corporation's Employee Stock Purchase Plan, as the same may be amended from time to time.

    (t) "Plan Account" or "Account" means an account established and maintained in the name of each Participant.

    (u) "Plan Year" means the twelve (12) month period beginning June 1 and ending on the following May 31.

    (v) "Securities Act" means the Securities Act of 1933, as amended.

    (w) "Stock Purchase Agreement" means a written agreement in the form prescribed by the Committee which must be completed and executed by an Employee who elects to participate in the Plan.

1.3 ADMINISTRATION OF PLAN

  Subject to oversight by the Board of Directors, the Committee shall supervise and administer the Plan. Subject to the provisions of the Plan, the Committee shall have plenary authority and full power to construe and interpret the Plan and any Stock Purchase Agreement, to prescribe, adopt, amend and rescind rules and regulations not inconsistent with the Plan or the Code relating to and, in the Committee's discretion, deemed desirable and appropriate for, the administration of the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. A member of the Committee who is eligible to participate in the Plan shall not vote on any question or matter relating specifically to such member. The Committee shall adopt the form of Stock Purchase Agreement and all notices required under the Plan. The interpretations, determinations and decisions of the Committee in respect to the Plan shall be final, binding and conclusive. The Committee shall have the authority to appoint an Employee or any other person or entity to manage the Plan and to delegate to such person or entity such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4 EFFECTIVE DATE OF PLAN

  The Plan and any amendment thereto shall become effective on the date established for that purpose by the Board, if prior to that date the Plan or any such amendment, as the case may be, (i) has been adopted by the Board and
(ii) if required by applicable law or the rules of the securities exchange upon which the Common Stock is then listed, has been approved by the stockholders of the Corporation, provided, however, that with respect to the effective date of the Plan such stockholder approval is obtained within twelve
(12) months after the Plan is adopted by the Board. The date established by the Board as the effective date of the Plan or any amendment thereto shall be an Offering Date.

1.5 TERM OF PLAN

  Unless sooner terminated pursuant to Section 4.3 or Section 6.3, the Plan shall terminate on the earlier of the tenth anniversary of the date on which the Plan is adopted by the Board or approved by the stockholders of the Corporation. Upon any termination of the Plan, the amount, if any, in each Participant's Account shall be refunded to each such Participant or, in cases where such a refund may not be possible, otherwise disposed of in accordance with policies and procedures prescribed by the Committee.

                                  ARTICLE II

                                 PARTICIPATION

2.1 ELIGIBILITY

  Each Employee shall be eligible to participate in the Plan as of the first Offering Date after becoming an Employee and may become a Participant as of such Offering Date by executing and filing a Stock Purchase Agreement with the Human Resources Department prior to such Offering Date. Notwithstanding any other provision of this Plan, no Employee may participate in the Plan if, immediately after an Offering Date such Employee would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Affiliate.

2.2 PAYROLL DEDUCTIONS

  (a) Payment by a Participant for shares of Common Stock to be purchased by the Participant under the Plan shall be made by authorized payroll deductions from each payment of Compensation to the Participant on each payday during an Option Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of the Participant's Compensation on each such payday in accordance with instructions received from the Participant by the Human Resources Department on the instruction form prescribed by the Committee. Said deduction shall be expressed as a whole number percentage and such percentage also shall be set forth in the Stock Purchase Agreement executed by the Participant.

  (b) Payroll deductions for each Option Period shall commence on the first payday following the Offering Date of the applicable Option Period and shall end on the last payday prior to the Exercise Date of the applicable Option Period, provided, however, that any payday within five (5) business days preceding the Exercise Date shall be included in the immediately subsequent Option Period.

  (c) All amounts deducted from a Participant's Compensation pursuant to this
Section 2.2 shall be credited to such Participant's Account. A Participant may not make any additional payments or contributions into his or her Account other than payroll deductions pursuant to the provisions of this Section 2.2.

  (d) A Participant may not increase the percentage of his or her payroll deductions during any Option Period. A Participant may decrease the percentage of his or her payroll deductions on only one occasion during any Option Period by executing and filing a new instruction form with the Human Resources Department. Any such decrease in percentage shall be effective as of the beginning of the next calendar month following the date of filing by the Participant of such new instruction form if such filing occurred at least ten (10) business days prior to the beginning of such month or, if such filing did not occur at least ten (10) business days prior to the beginning of such month, as of the beginning of the next succeeding calendar month following the date of filing by the Participant of such new instruction form.

  (e) A Participant may increase or decrease the percentage of his or her payroll deductions for any subsequent Option Period by filing notice thereof and by executing and filing a new instruction form with the Human Resources Department at least thirty (30) days prior to the Offering Date on which such subsequent Option Period commences.

  (f) By filing a written notice with the Human Resources Department, a Participant during an Option Period may discontinue his or her payroll deductions but have the payroll deductions previously made by him or her during that Option Period remain in the Participant's Account to purchase Common Stock on the Exercise Date of such Option Period, provided that he or she is an Employee as of that Exercise Date. If a Participant discontinues payroll deductions during an Option Period pursuant to this Section 2.2(f), any amount remaining in the Participant's Account after the purchase of Common Stock on the Exercise Date shall be refunded without interest to the Participant upon the written request of the Participant. Any Participant who discontinues payroll deductions during an Option Period pursuant to this
Section 2.2(f) may again become a Participant for a subsequent Option Period by executing and filing a new Stock Purchase Agreement in accordance with
Section 2.1.

                                  ARTICLE III

                              PURCHASE OF SHARES

3.1 OPTION PRICE

  The Option Price per share of Common Stock purchased by Participants under the Plan shall be eighty-five percent (85%) of the Fair Market Value on either the Offering Date or the Exercise Date of an Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share of the Common Stock.

3.2 GRANT OF OPTION

  Subject to the provisions of the Plan, on the Offering Date for each Option Period, each Participant shall be and hereby is granted an option to purchase on the Exercise Date of such Option Period the largest number of whole shares of Common Stock which can be purchased with the amount determined by dividing the amount of the Participant's payroll deductions credited to and retained in the Participant's Account as of such Exercise Date by the Option Price per share.

3.3 PURCHASE OF SHARES

  Subject to the provisions of the Plan, on the Exercise Date of each Option Period the option granted to a Participant under Section 3.2 on the Offering Date of such Option Period shall be exercised automatically and the largest number of whole shares of Common Stock subject to such option shall be purchased by the Participant by charging the Participant's Account with the amount equal to the aggregate Option Price of the largest number of whole shares of Common Stock subject to such option. The balance, if any, in a Participant's Account after such purchase on each Exercise Date shall be carried forward to the immediately succeeding Option Period.

3.4 LIMITATIONS ON PURCHASE

  Except as the Committee may otherwise provide by an adjustment made pursuant to Section 4.2, no Participant shall purchase more than 5,000 shares of Common Stock with respect to any Option Period. Notwithstanding any provision of this Plan to the contrary, no Participant shall be granted an option under

Section 3.2 which gives the Participant rights to purchase shares pursuant to this Plan that will exceed the limitations imposed by Section 423(b)(8) of the Code relating to an annual $25,000 per Participant limitation on purchases of Common Stock under the Plan.

3.5 TRANSFERABILITY OF RIGHTS

  During a Participant's lifetime, a Participant's options to purchase shares of Common Stock under the Plan shall be exercisable only by the Participant. Neither amounts credited to a Participant's Account nor any rights of a Participant with regard to an option to purchase shares of Common Stock under the Plan my be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any attempt by a Participant to make any such prohibited assignment, transfer, pledge or disposition shall be null and void and without effect, provided that the Board may treat any such attempted assignment, transfer, pledge or disposition as a notice of withdrawal in accordance with
Section 5.1.

3.6 DELIVERY

  As promptly as practicable after each Option Period, the Corporation shall arrange the delivery to each Participant of the shares of Common Stock purchased by such Participant during such Option Period, in the manner designated by the Participant, including, but not limited to, delivery of a certificate or certificates representing all or a part of such shares pursuant to Section 4.4, delivery by direct deposit into a book entry account or delivery by direct deposit into a brokerage account as permitted by the Committee.

                                  ARTICLE IV

                      PROVISIONS RELATING TO COMMON STOCK

4.1 COMMON STOCK SUBJECT TO THE PLAN

  (a) Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that may be issued and made available for sale by the Corporation under the Plan shall be 1,500,000 shares, and the Corporation shall reserve such number of shares for purchase by Participants under the Plan. The shares of Common Stock eligible for sale under the Plan shall be authorized but unissued shares of Common Stock.

  (b) If an option under Section 3.2 shall be terminated for any reason without being exercised under Section 3.3, the unissued shares of Common Stock which had been subject to such terminated option shall become available for the grant of additional options under Section 3.2 and for issuance and sale under the Plan.

4.2 CAPITAL ADJUSTMENTS

  In the event of any change or adjustment in the outstanding shares of Common Stock by reason of any stock dividend, stock split (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or other similar change in corporate structure or otherwise, the Committee, in its discretion, may make or provide for a substitution for or adjustment in (i) the number and class of shares or other securities that may be reserved for purchase or purchased under the Plan, (ii) the number of shares covered by each option which has not yet been exercised, (iii) the maximum number of shares that may be purchased by a Participant with respect to any Option Period, (iv) the Option Price, and (v) the aggregate number and class of shares that may be issued and purchased under the Plan.

4.3 INSUFFICIENT SHARES

  Notwithstanding any provision of this Plan to the contrary, if the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number of shares of Common Stock then available for issuance and sale under the Plan, then (i) the Committee shall proportionately reduce the number of shares of Common Stock which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date. In such event, the Corporation shall give written notice of such reduction to each Participant affected thereby.

4.4 CONFIRMATION

  Each purchase of Common Stock under the Plan by a Participant shall be confirmed by the Corporation in writing to the Participant. A record of all purchases under the Plan shall be maintained by appropriate entries on the books of the Corporation. A Participant may obtain a certificate or certificates for all or part of the shares of Common Stock purchased under the Plan by the Participant by submitting a written request to the Human Resources Department.

4.5 RIGHTS AS STOCKHOLDERS

  The shares of Common Stock purchased by a Participant on any Exercise Date shall, for all purposes, be deemed to have been issued, sold and transferred to the Participant as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Corporation shall exist with respect to such shares and the Participant shall have no interest or voting rights in such shares.

                                   ARTICLE V

                         TERMINATION OF PARTICIPATION

5.1 VOLUNTARY WITHDRAWAL

  A Participant may withdraw from the Plan by filing with the Human Resources Department a written notice of withdrawal at any time prior to the close of business on an Exercise Date. Upon withdrawal, (i) the entire amount, if any, in a Participant's Account shall be refunded to the Participant without interest as soon as practicable after receipt of the Participant's notice of withdrawal, (ii) the Participant's option under Section 3.2 for the Option Period during which the Participant filed a notice of withdrawal automatically shall be terminated, (iii) the Participant shall not purchase any shares of Common Stock under Section 3.3 on the Exercise Date for such Option Period,
(iv) no further payroll deductions for the purchase of shares of Common Stock under the Plan may be made by the Participant during such Option Period, and
(v) the withdrawing Participant shall cease to be a Participant under the Plan. Any Participant who withdraws from the Plan pursuant to this Section 5.1 may again become a Participant in accordance with Section 2.1.

5.2 TERMINATION OF ELIGIBILITY

  If a Participant ceases to be an Employee for any reason then, as of the date such Participant ceases to be an Employee, (i) the entire amount, if any, in the Participant's Account shall as soon as practicable be refunded without interest to the Participant or, in the event of the Participant's death, to the beneficiary designated by the Participant pursuant to Section 6.8, (ii) the Participant's option under Section 3.2 for the Option Period during which the Participant ceases to be eligible automatically shall be terminated, (iii) the Participant shall not purchase any shares of Common Stock under Section
3.3 on the Exercise Date for such Option Period, and (iv) no further payroll deductions for the purchase of shares of Common Stock under the Plan may be made by the Participant during such Option Period.

                                  ARTICLE VI

                              GENERAL PROVISIONS

6.1 NOTICES

  Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and any such notice or other communications by a Participant to the Corporation under or in connection with the Plan shall be effective when received by the Corporation at the location or by the person designated by the Corporation for receipt thereof.

6.2 CONDITION OF EMPLOYMENT

  The Plan does not constitute inducement or consideration for the employment or service of any Employee, nor is it a contract between the Corporation or any Affiliate and any Employee. Neither the Plan nor participation in the Plan shall be deemed to create or give any Employee any right to be retained in the service or continued employment of the Corporation or any Affiliate or in any way to affect the right of the Corporation or an Affiliate to terminate an Employee.

6.3 TERMINATION OR AMENDMENT OF THE PLAN

  (a) The Board of Directors may at any time, or from time to time, amend, alter, suspend or terminate the Plan in any respect; provided, however, that no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (i) the Corporation's stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal securities exchange upon which the Common Stock then is listed or to maintain the Plan's qualification under Section 423 of the Code, and (ii) each affected Participant if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any option granted prior to the date of such amendment, alteration, suspension or termination. No options may be granted, no shares of Common Stock may be issued and no payroll deductions may be made under the Plan during any suspension or after any termination of the Plan. Any amendment, alteration, suspension or termination of the Plan shall be made in accordance with the applicable provisions of the Code and any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal securities exchange upon which the Common Stock then is listed.

  (b) Notwithstanding Section 6.3(a), the Board shall have the power to change the duration and/or frequency of Option Periods with respect to future offerings without stockholder or Participant approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Option Period to be so effected.

6.4 USE OF FUNDS

  All funds received by the Corporation by reason of purchases of Common Stock under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall be under no obligation to segregate such funds.

6.5 LEGAL RESTRICTIONS

  (a) Notwithstanding any other provision of the Plan, the Corporation shall not be obligated to issue or sell shares of Common Stock under the Plan (i) unless the approval of all regulatory bodies deemed necessary by the Committee has been obtained and unless the issuance, sale and delivery of such shares pursuant to the Plan shall comply, to the Committee's complete satisfaction, with all provisions of federal, state or local law deemed applicable by the Committee and all rules and regulations thereunder, including, without limitation, the Securities Act and the Exchange Act, and the requirements of any securities exchange upon which the Common Stock may then be listed, or
(ii) if counsel to the Corporation determines that the issuance, sale or delivery of such shares pursuant hereto would violate any applicable law or regulation.

  (b) All certificates for shares of Common Stock purchased pursuant to the Plan may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such shares and shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Common Stock is listed, and any applicable federal or state securities laws.

6.6 GOVERNING LAW

  The Plan and all rights and obligations thereunder shall be governed, construed, administered and enforced in accordance with the laws of the State of Delaware and in accordance with Section 423 of the Code and the regulations promulgated thereunder.

6.7 NOTICE OF DISPOSITION OF SHARES

  Each Participant shall agree in writing in the form prescribed by the Committee to promptly give the Corporation notice of any disposition of shares of Common Stock purchased under the Plan that occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased.

6.8 DESIGNATION OF BENEFICIARY

  A Participant may file with the Human Resources Department a written designation of beneficiary who is to receive shares of Common Stock or cash in the case of the Participant's death. Such designation of beneficiary may be changed by the Participant in writing at any time. In the event of the absence of a beneficiary validly designated under the Plan who is living at the time of the Participant's death, the Participant's beneficiary for purposes of the Plan shall be the Participant's surviving spouse or, if the Participant is not survived by a spouse, the executor or administrator of the Participant's estate.

6.9 INDEMNIFICATION OF COMMITTEE

  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted or exercised under the Plan, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

6.10 REPORTS

  Individual accounts shall be maintained for each Participant. A statement of account shall be given to each Participant as promptly as possible following each Exercise Date, which statement shall set forth the amounts credited to such Participant's Account, the Option Price per share for shares purchased by such Participant on such Exercise Date, the number of shares of Common Stock purchased on such Exercise Date and the remaining balance, if any, in such Participant's Account.

6.11 MISCELLANEOUS

  (a) The establishment of the Plan shall not confer upon any Employee any legal or equitable right against the Corporation, any Affiliate or the Committee, except as expressly provided in the Plan.

  (b) Neither the adoption of the Plan nor its submission to or approval by the stockholders of the Corporation shall be taken to impose any limitations on the powers of the Corporation or its Affiliates to issue, grant, or assume stock, securities, options, warrants, rights or restricted stock otherwise than under this Plan, or to adopt other stock option, restricted stock or stock purchase plans or to impose any requirement of stockholder approval upon the same.

  (c) The interests of any Employee under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided herein.

  (d) No interest shall accrue on any amounts credited to the Accounts of Participants under the Plan.

                [RECYCLED PAPER LOGO APPEARS AT BOTTOM OF PAGE]

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                           SOFTWARE AG SYSTEMS, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 18, 1998

The undersigned hereby appoints DANIEL F. GILLIS, HARRY K. McCREERY and JAMES H. DALY, or any of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of SOFTWARE AG SYSTEMS, INC. (the "Company"), to be held on Monday, May 18, 1998, at 10:00 a.m., local time, in the Washingtonian I Room of the Westfields Marriott, located at 14750 Conference Center Drive, Chantilly, Virginia, and any adjournment thereof, and to vote all of the shares of Common Stock of the Company the undersigned is entitled to vote at such Annual Meeting, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, on the following matters as set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOFTWARE AG SYSTEMS, INC. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR ELECTION, TO APPROVE THE SOFTWARE AG SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT FOR FISCAL YEAR 1998. THE ABOVE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL LISTED ON THE REVERSE SIDE OF THIS CARD.

 (Continued on other side)

Please mark your votes as in this example:

1. ELECTION OF DIRECTORS


   FOR all nominees listed below: [_]

   WITHHOLD AUTHORITY  to vote for all nominees listed below: [_]


   * EXCEPTIONS [_]

   Nominees:  Daniel F. Gillis and Dr. Philip S. Dauber.

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW)

   * EXCEPTIONS
   -----------------------------------------------------------------------------


2. PROPOSAL TO APPOVE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

         [_]   FOR       [_]   AGAINST       [_]   ABSTAIN


3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1998

         [_]   FOR       [_]   AGAINST       [_]   ABSTAIN


4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as your name appears on the stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their positions when signing.


                         Dated:                     , 1998
                                --------------------

                         ------------------------------

                         ------------------------------
                                         Signatures

Votes must be indicated (X) in black or blue ink. [_]

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.